EXHIBIT 3.2


February 13, 1996

                                     BYLAWS
                                       of
                              UNIVERSAL CORPORATION
                                     ******
                                    ARTICLE I

                                  Shareholders

         Section 1. Shareholders shall be those persons in whose names shares of the Company are registered in its share transfer records, and a listing of the names drawn from such records as of a record date shall serve as conclusive evidence as to those shareholders eligible to vote their shares at any meeting of the shareholders.

         Section 2. Certificates evidencing shares of the Company shall only be issued for one or more full shares. Such shares shall only be transferable on the share transfer records of the Company by the owner in person, or by his attorney or legal representative, whose written evidence of authority shall be filed with the Company or its transfer agent.

         Section 3. The share transfer records of the Company shall not be closed following the declaration of a dividend on either the preferred or common shares. A record date shall be established in the resolution declaring such dividend or dividends and the transfer agent shall prepare a listing of the names of all the shareholders entitled to such dividend without actually closing the share transfer records for the transfer of shares.

         Section 4. Every shareholder of the Company shall be entitled to a stock certificate, signed by the Chairman of the Board, the President, or a Vice President of the Company and by its Secretary, or by any two officers duly authorized to perform this function by the Board of Directors. Where any such certificate is countersigned by its transfer agent and registered by its registrar, the signatures of any of the Company's officers, and the seal of the Company upon such stock certificate, may be facsimiles, engraved or printed, as may be authorized from time to time by the Board of Directors of the Company.

         Section 5. The annual meeting of the shareholders of the Company shall be held at its principal office located in Richmond, Virginia, or at such other place within or without the Commonwealth of Virginia as may from time to time be designated by the Board of Directors, on the 1fourth Tuesday in October of each year, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

         In order for business to be properly brought before an annual meeting of shareholders, it must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Company, not less than 60 days nor more than 90 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's share transfer records, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder,

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1         At a meeting of the Board of  Directors  held on August 5,  1993,  the
Board amended the bylaws to cause the Annual Shareholders Meeting for the year ended June 30, 1993 to be held on the fourth Monday, instead of Tuesday, of October. Following this year, the bylaws shall remain in effect as of the fourth Tuesday of October.


and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that an item of business was not properly brought before the meeting in accordance with the provisions of this
Section 5, and shall not be transacted.

         Notwithstanding the foregoing provisions of this Section 5, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of l934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 5.

         Section 6. At the call of the Chairman of the Board, the President, or by order of the Board of Directors, a special meeting of the shareholders of the Company may be held at such time and place as shall be designated in the notice of the meeting.

         Section 7. Written notice of an annual or special meeting of the shareholders shall be mailed to each shareholder of record entitled to vote under the provisions of the Articles of Incorporation of the Company as now in existence or as may be subsequently amended, at the address as it appears on the share transfer records of the Company, not less than ten nor more than sixty days before the meeting date, except as may otherwise be required by law. Notice of a special meeting shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders may be waived in writing or by attendance at the meeting in person or by proxy.

         Section 8. At all meetings of the shareholders, a majority of the shares entitled to vote at the record date for such meeting, represented in person or by proxy, shall constitute a quorum, provided that when a specified item of business is required to be voted on by one or more classes of shares, voting as a class, the holders of a majority of the shares of each such class shall constitute a quorum for the transaction of such specified item of business. If no quorum shall be present, the meeting may, without further notice, be adjourned from time to time until a quorum shall be present. All proxies must be in writing, signed by the shareholders and filed with the Secretary of the meeting.

         Section 9. The Chairman of the Board shall preside at all meetings of the shareholders and, in his absence, the President shall preside. All meetings of the shareholders shall be attended by the Secretary of the Company, and he shall, ex officio be the Secretary of such meetings. In his absence, a Secretary pro tempore may be appointed.

                                   ARTICLE II

                               Board of Directors

         Section l. Only persons who are nominated in accordance with the procedures set forth in this Section l shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of the shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving notice provided for in this Section l, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section l. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the Company not less than 60 days nor more than 90 days prior to the meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in the solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's share transfer records, of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section l. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section l and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section l, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of l934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section l.

         Section 2. The Board of Directors shall hold its meetings at such times and at such places within or without the Commonwealth of Virginia as it may from time to time designate, or if the Board has fixed no place, then at the principal office of the Company located in the City of Richmond, Virginia. A meeting may be called at any time by the Chairman, the President or by any three Directors. Meetings of the Board of Directors shall be held at least quarterly.

         Section 3. Immediately following the annual meeting of the shareholders at which the Directors are elected, an organizational meeting of the Board of Directors shall be held for the purpose of electing the officers of the Company and for the transaction of any other business which may be brought before it relating to the management of the business and affairs of the Company. No notice other than this Bylaw provision shall be required for the holding of this organizational meeting and for the transaction of business at such meeting or any adjournment thereof.

         Regular meetings of the Board of Directors may be held at such designated times and places as may be determined by the Board of Directors, and the notices of such regular meetings shall be in such form as may be prescribed by the Board of Directors.

         Notice of the time and place of special meetings of the Board of Directors shall be given to each Director by the Secretary of the Company or in his absence or inability to act, by the President, or by the Treasurer or by such other officer as may be designated by the Executive Committee, orally or in writing, in person or by mail, private courier, telephone, telegraph, teletype, or other similar form of wire or wireless communication.

         Notice of any meeting, regular or special, shall be deemed to have been duly given if delivered in whatever form and in sufficient time to permit the Director to whom the notice is given and received to attend the meeting using the ordinary and usual means of transportation normally available to the Director.

         If upon the request of any three Directors, the Secretary or other designated officer of the Company shall fail or refuse to call a meeting of the Board of Directors, then the call may be given provided it is in writing and signed by the three Directors requesting the meeting. Such notice, when so given to each other member of the Board of Directors, shall be deemed to be proper notice of the meeting.

         Section 4. A majority of the number of Directors fixed by the Bylaws shall constitute a quorum, but if upon a call for a meeting, there shall not be a quorum present, the Directors present may adjourn the meeting from time to time until a quorum is present. All questions coming before the Board of Directors shall be determined by the majority vote of the Directors present.


                                   ARTICLE III

                                   Committees

         Section 1. The Board of Directors may designate three or more of their number, of whom the Chief Executive Officer shall ex officio be a member, to constitute an Executive Committee, which shall have and exercise all the powers of the Board that may be lawfully delegated, including the power to authorize the seal of the Company to be affixed to such documents as may require it. The acts and records of the Executive Committee shall at all times be subject to the supervision and control of the Board of Directors when in session. A majority of the number of members of the Executive Committee shall constitute a quorum, and all questions coming before the Executive Committee shall be determined by the majority vote of the members of the Committee.

         Section 2. The Board of Directors may elect from their number a Finance Committee, consisting of not less than three members. The Chief Executive Officer shall ex officio be a member of the Committee. The Treasurer, who shall be under the control and supervision of the Committee, shall ex officio be entitled to attend all meetings of the Committee.

         The Finance Committee shall, subject at all times to the control of the Board of Directors, have general and special charge and control of all the financial affairs of the Company and shall have and exercise all of the powers of the Board of Directors in such financial matters when the latter is not in session.

         Section 3. The Board of Directors may elect from their number an Audit Committee, independent of management, consisting of not less than three of its members. The Audit Committee shall have the following duties and responsibilities:

                  A. Review the proposed scope and general extent of the audit and the audit procedures which will be followed;

                  B.  Review  with the  Company's  independent  accountants  and
Company financial officers, upon completion of the audit, any report or opinion proposed to be rendered in connection therewith, the audited financial statements, any significant changes in accounting principles, and, in general, the results of the audit;

                  C. Review with the Company's independent accountants and Company financial officers any significant recommendations which the independent accountants may have suggested to the Company with respect to improving internal financial and accounting controls, choice of accounting principles, or management reporting systems; such review to take place after receiving the responses of Company financial officers to the audit comments;

                  D. Review with the Company's independent accountants, Company financial officers and the internal auditors the general policies and procedures utilized by the Company with respect to the adequacy of internal auditing and accounting controls;

                  E. Review the activities of the Directors, officers, and employees of the Company with respect to conflicts of interest and unusual or questionable payments;

                  F. Report to the Board of Directors upon any item which the Committee feels is significant enough to warrant Board attention;

                  G. Present to the Board of Directors its recommendations with respect to the selection of the independent accountants for the ensuing year; and

                  H. Undertake any other review and responsibilities as may be requested by the Board of Directors.

         Section 4. The Board of Directors may elect from their number an Executive Compensation Committee, consisting of not less than three of its members, a majority of whom shall be independent of management. The Executive Compensation Committee shall receive recommendations from the Chief Executive Officer with respect to the compensation of all officers and then fix such compensation. The Committee shall also review recommendations of the Chief Executive Officer regarding the Management Performance Plan or any similar plan, and make the appropriate allocations among eligible participants.

         2Section 5. The Board of Directors may elect from their number a Pension Investment Committee, consisting of not less than three members. The

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2         At a meeting of the Board of Directors  held on February 13, 1996, the
Board amended the bylaws to cause a new Article III, Section 5 to define the responsibilities of the Pension Investment Committee and a renumbering of the old Article III, Section 5 to Article III, Section 6.


Pension Investment Committee shall establish pension investment policies, select investment advisors and monitor the performance of pension investments with respect to the following qualified plans: Employee's Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, Hourly Employees' Pension Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, Hourly Employees' Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, Employee's 401(k) Savings Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affil iated Companies and such other qualified employee benefit plans as may be added from time to time. This authority shall not cause the Pension Investment Committee to assume the role of "plan administrator," "trustee" or "custodian" for any employee benefit plan.

         Section 6. The Board of Directors may establish and charge with appropriate duties such other committees as it may deem necessary or desirable.


                                   ARTICLE IV

                                    Officers

         Section 1. The Board of Directors, at the organizational meeting following the annual meeting of the shareholders, shall elect the Chief Executive Officer, such officers as may be required by law, and such other officers as they may deem proper. From time to time and as necessary, additional officers may be elected by the Board of Directors.

         Section 2. The term of office of all officers shall be one year and until their respective successors are elected. Any officer may be removed from office by the Board of Directors at any time and with or without cause, unless otherwise stated by agreement in writing duly authorized by the Board of Directors. The officers of the Company shall have such duties as generally pertain to their respective offices, as well as such powers and duties as from time to time shall be conferred upon them by the Board of Directors.

         Section 3. In case of the absence or inability to act or disqualification of any officer, his duties shall be discharged by his associate or assistant officer, and if there be none and no other provision has been made therefor, the Board of Directors shall delegate his powers and duties to another officer or shall appoint some other person to act in his stead.


                                    ARTICLE V

                              Emergency Provisions

         Section 1. The provisions of this Article shall be effective only in the event of and during the period of an emergency. An emergency exists for purposes of this Article if a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event.

         Section 2. The officers and employees of the Company shall continue to conduct the affairs of the Company under such guidance from the Directors as may be available, except as to matters which by statute, notwithstanding the existence of the emergency, require approval of the Board of Directors and subject to conformance with any governmental directive during the emergency.

         Section 3. Any senior officer or Director may call a meeting of the Board of Directors, and those who are present at the meeting shall constitute a quorum of the Board for the full conduct and management of the business and affairs of the Company. Notice of the meeting given to those Directors, to whom it may readily be given under the existing circumstances, shall be sufficient and may be given by such means as it is feasible at the time, including by publication or by radio.

         Section 4. In the absence, disability or refusal to act of any officer, the Board of Directors may delegate such officer's powers to any other officer, or to any Director for the time being.


                                   ARTICLE VI

                                Checks and Notes

         Section 1. All checks given by the Company in the course of its business shall be signed in such manner as prescribed from time to time by the Finance Committee.

         Section 2. All notes and bonds given by the Company in the course of its business shall be signed by any one of the Treasurer, Secretary, an Assistant Treasurer, or an Assistant Secretary, jointly together with any one of the Chairman, Vice Chairman, President, a Vice President, or by such other persons and in such manner as may be prescribed from time to time by the Finance Committee of the Board of Directors.


                                   ARTICLE VII

                                 Corporate Seal

         The corporate seal of the Company shall consist of two concentric circles, around the inner edge of which shall be engraved the words "UNIVERSAL CORPORATION, RICHMOND, VA." and across the center thereof the word "SEAL" and the figures "1918."


                                  ARTICLE VIII

                                Use of Masculine

         Whenever a masculine term is used in these Bylaws, it shall be deemed to include the feminine.


                                   ARTICLE IX

                                    Dividends

         The Board of Directors may, subject to the provisions of the Articles of Incorporation of the Company, annually, semi-annually, quarterly or monthly, declare dividends as it may deem prudent.


                                    ARTICLE X

                                   Amendments

         These Bylaws may be altered, amended or repealed by vote of the majority of the whole number of Directors at any meeting of the Board of Directors, or by the shareholders at any annual meeting of the shareholders of the Company, or at any special meeting when due notice of such proposed amendment has been given, subject to the provisions of the Articles of Incorporation of the Company.